Exhibit 99.1

MARTIN MARIETTA REPORTS SECOND-QUARTER 2022 RESULTS

Achieved Record Quarterly Revenues and Adjusted EBITDA

Driven by Robust Pricing, Acquisitions and Product Demand

Portfolio Optimization Transactions Reinforce Aggregates-Led Business Model

Updated Full-Year 2022 Guidance

RALEIGH, N.C. (July 28, 2022) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the second quarter ended June 30, 2022.

Second-Quarter Highlights

(Highlights are for continuing operations)

	Quarter Ended June 30,
(In millions, except per share)	2022	2021	% Change
Products and services revenues [1]	$1,523.8	$1,295.3	17.6%
Building Materials business	$1,449.2	$1,225.3	18.3%
Magnesia Specialties	$74.6	$70.0	6.6%
Total revenues [2]	$1,641.7	$1,377.9	19.1%
Gross profit	$425.2	$385.1	10.4%
Earnings from operations	$478.6	$307.5	55.6%
Adjusted earnings from operations [3]	$329.8	$324.4	1.7%
Net earnings from continuing operations attributable to Martin Marietta	$353.2	$225.8	56.4%
Adjusted EBITDA [4]	$478.3	$439.2	8.9%
Earnings per diluted share from continuing operations	$5.65	$3.61	56.5%
Adjusted earnings per diluted share from continuing operations [5]	$3.96	$3.81	3.9%

1
Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.
2
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
3
Adjusted earnings from operations excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; acquisition and integration expenses; and nonrecurring gains on divestitures and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings from operations under GAAP
4
Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization; the earnings/loss from nonconsolidated equity affiliates; acquisition and integration expenses; an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair

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value as part of acquisition accounting; and nonrecurring gains on divestitures, or Adjusted EBITDA, is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
5
Adjusted earnings per diluted share excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; acquisition and integration expenses; and nonrecurring gains on divestitures and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings per diluted share under GAAP.

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Ward Nye, Chairman and CEO of Martin Marietta, stated, “I am pleased to report that Martin Marietta delivered second-quarter records for aggregates and cement shipments, revenues, gross profit, Adjusted EBITDA and Adjusted earnings per diluted share. Our strong financial performance this quarter demonstrates the successful execution of our strategic business plan and also serves as a testament to the focus of our remarkable team and resiliency of our aggregates-led business. Despite increased inflationary pressure from rising input costs, and a challenging overall macroeconomic and geopolitical operating environment, our differentiated business model once again delivered outstanding results as we capitalized on an attractive commercial environment for our business and diligently executed our value-over-volume commercial strategy. We expect to see a positive inflection in the current price/cost dynamic, as well as record second-half pricing growth rates which will facilitate attractive margin expansion and accelerated unit profitability growth going forward.

“In the second-quarter we closed two previously announced transactions finalizing the divestiture of our Colorado and Central Texas ready mixed concrete businesses and completing the divestiture of certain West Coast cement and ready mixed concrete operations. These portfolio optimizing transactions not only improve our product mix and margin profile, but also strengthen our balance sheet and the economic durability of our company. Importantly, these transactions provide flexibility to continue driving shareholder value by prudently investing in strategic acquisitions and organic growth initiatives, returning capital to shareholders and reducing our leverage to within our targeted range.”

Mr. Nye concluded, “Martin Marietta is well positioned to capitalize on strong demand trends across our coast-to-coast geographic footprint as increased infrastructure investment coupled with a recovery in light nonresidential construction, large scale energy projects and domestic manufacturing is expected to insulate product shipments from any near-term, affordability-driven headwinds in residential end markets. Our team remains steadfastly committed to employee health and safety, commercial and operational excellence, sustainable business practices and the execution of our SOAR 2025 initiatives as we build and maintain the world’s safest, best performing and most durable aggregates-led public company.”

Mr. Nye’s CEO Commentary and Market Perspective can be found on the Investor Relations section of the Company’s website.

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Second-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year second quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated record products and services revenues of $1.45 billion in the second-quarter, an 18.3 percent increase, driven primarily by robust pricing growth across all product lines coupled with contributions from acquisitions. Product gross profit of $400.8 million, a second-quarter record, increased 12.3 percent; however, higher energy, internal freight, contract services and supplies costs contributed to a gross margin decline of 140 basis points to 27.7 percent.

Aggregates

Second-quarter organic aggregates shipments increased 1.8 percent due to healthy underlying public and private product demand partially constrained by supply chain and logistics-related bottlenecks. Organic pricing increased 8.8 percent, or 7.5 percent on a mix-adjusted basis, as the Company began to benefit from price increases implemented on April 1, 2022. Including acquired operations, total aggregates shipments and pricing grew 9.3 percent and 8.4 percent, respectively.

By segment:

♦
East Group total shipments decreased 1.0 percent as strong underlying demand was negatively impacted by unfavorable weather in April coupled with rail and marine shipping challenges. Pricing increased 7.6 percent.
♦
West Group total shipments improved 30.0 percent, driven primarily by contributions from acquired operations and strong Texas demand. Organic pricing increased 11.7 percent, or 8.3 percent on a mix-adjusted basis.

Second-quarter aggregates product gross profit improved 13.2 percent to $309.0 million, while gross margin declined 170 basis points to 32.3 percent primarily due to significantly higher energy, contract services, supplies and internal freight costs.

Cement

Cement shipments increased 19.8 percent to a new quarterly record of 1.1 million tons, while pricing increased 14.7 percent, or 12.5 percent on a mix-adjusted basis, driven by continued strong demand and tight cement supply in Texas. Cement product gross profit grew to $51.1 million, an increase of 41.7 percent, and gross margins expanded 140 basis points to 32.4 percent, driven by volume and pricing gains but partially offset by significant energy related headwinds and unplanned kiln outages at both the Midlothian and Hunter plants.

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Downstream businesses

On an organic basis, ready mix concrete shipments and pricing increased 3.4 percent and 17.4 percent, respectively, driven by strong demand in Dallas/Fort Worth, Austin and San Antonio.

Ready mix concrete product revenues and gross profit from continuing operations declined 15.8 percent and 25.1 percent, respectively, driven primarily by the divestiture of our Colorado and Central Texas ready mix concrete businesses on April 1, but partially offset by acquired operations in Arizona.

Including contributions from the acquired West Coast operations, total asphalt shipments and pricing increased 40.2 percent and 24.0 percent, respectively. However, rapid acceleration of liquid asphalt, or bitumen, costs contributed to the gross margin compression of 880 basis points in the second-quarter.

Magnesia Specialties Business

Magnesia Specialties product revenues increased 6.6 percent to $74.6 million, driven by continued strong demand for magnesia-based chemical products. Product gross profit declined 7.6 percent to $25.8 million as higher energy costs pressured margins in the quarter.

Consolidated

Other operating income, net, of $160.4 million includes a $151.7 million gain from the Colorado and Central Texas ready mix concrete divestiture. The prior-year second-quarter other operating income, net, of $14.1 million included a $12.3 million nonrecurring gain on the sale of the Company’s former headquarters.

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Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the six months ended June 30, 2022 was $286.2 million compared with $441.2 million for the prior-year period.

Cash paid for property, plant and equipment additions for the six months ended June 30, 2022 was $220.7 million. For the full year, capital expenditures are expected to range from $525 million to $550 million.

During the six months ended June 30, 2022, the Company returned $127.0 million to shareholders through dividend payments and share repurchases. As of June 30, 2022, 13.4 million shares remained under the current repurchase authorization.

The Company had $772.1 million of cash and cash equivalents on hand and nearly $1.2 billion of unused borrowing capacity on its existing credit facilities as of June 30, 2022.

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Full-Year Guidance

The Company has updated its full-year 2022 guidance to reflect expected second-half pricing cadence, ongoing inflationary pressure and volume constraints driven by continued supply chain and logistics challenges. This guidance excludes businesses classified as discontinued operations.

2022 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Products and services revenues[1]	$5,770	$5,910
Gross profit	$1,500	$1,585
Selling, general and administrative expenses (SG&A)	$390	$400
Interest expense	$160	$165
Estimated tax rate (excluding discrete events)	21%	22%
Net earnings from continuing operations attributable to Martin Marietta	$780	$870
Adjusted EBITDA[2]	$1,670	$1,750
Capital expenditures	$525	$550

Building Materials Business
Aggregates
Organic volume % growth3	0%	2.5%
Total volume % growth4	5.5%	8.0%
Organic average selling price per ton (ASP) % growth5	10.0%	12.0%
Total ASP growth6	10.0%	12.0%
Products and services revenues	$3,565	$3,640
Gross profit	$1,025	$1,080

Cement
Products and services revenues	$610	$630
Gross profit	$220	$230

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,705	$1,750
Gross profit	$155	$170

Magnesia Specialties Business
Products and services revenues	$285	$295
Gross profit	$100	$105

* Guidance range represents the low end and high end of the respective line items provided above.

1
Consolidated products and services revenues exclude $395 million to $405 million related to estimated interproduct sales and exclude freight revenues.
2
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
3
Organic volume % growth range is for organic aggregates shipments, inclusive of internal tons, and is in comparison with 2021 organic shipments of 192.9 million tons.
4
Total volume % growth range is for total aggregates shipments, inclusive of internal tons and acquired operations, and is in comparison with total 2021 shipments of 201.2 million tons.
5
Organic ASP % growth range is for organic aggregates average selling price and is in comparison with 2021 organic ASP of $15.21 per ton.
6
Total ASP growth is for total aggregates average selling price, inclusive of acquired operations, and is in comparison with 2021 total ASP of $15.08 per ton.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the accompanying Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its second-quarter 2022 earnings results on a conference call and an online webcast today (July 28, 2022). The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time and can be accessed here: https://register.vevent.com/register/BI300eee080db640a88ab0a64b6ef0d62f. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q2 2022 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Jennifer Park

Vice President, Investor Relations

(919) 510-4736

Jennifer.Park@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

Second-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, most particularly in Texas, Colorado, California, North Carolina, Georgia, Minnesota, Iowa, Florida, Indiana and Maryland; the United States Congress’ inability to reach agreement among themselves or with the Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from suspension of the gas tax or a sustained period of low global oil prices or changes in oil production patterns or capital spending, particularly in Texas and West Virginia; increasing residential mortgage interest rates and other factors that could result in a slowdown in residential construction; unfavorable weather conditions, particularly Atlantic Ocean and Gulf of Mexico hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel, notably related to the current conflict between Russia and Ukraine, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative duration, severity and impact of a resurgence of the COVID-19 pandemic on the Company’s ability to continue supplying heavy-side building materials and related services at normal levels or at all in the Company’s key regions, including the markets in which it does business, its suppliers, customers or other business partners as well as on its employees; the economic impact of government responses to a resurgence of COVID-19; the performance of the United States economy; the impact of governmental orders restricting activities imposed to prevent further outbreak of COVID-19 on travel, potentially reducing state fuel tax revenues used to fund highway projects; a decline in the commercial component of the nonresidential construction market, notably office and retail space, including a decline resulting from economic distress related to the COVID-19 pandemic; increasing governmental regulation, including environmental laws; the failure of relevant government agencies to implement expected regulatory reductions; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

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You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Products and services revenues	$1,523.8	$1,295.3	$2,671.6	$2,217.2
Freight revenues	117.9	82.6	200.9	143.1
Total Revenues	1,641.7	1,377.9	2,872.5	2,360.3

Cost of revenues - products and services	1,095.6	910.0	2,087.5	1,656.0
Cost of revenues - freight	120.9	82.8	203.7	144.5
Total Cost of Revenues	1,216.5	992.8	2,291.2	1,800.5

Gross Profit	425.2	385.1	581.3	559.8

Selling, general & administrative expenses	104.1	82.4	201.2	162.2
Acquisition and integration expenses	2.9	9.3	4.3	10.6
Other operating income, net	(160.4)	(14.1)	(162.6)	(19.8)
Earnings from Operations	478.6	307.5	538.4	406.8

Interest expense	43.1	28.1	83.6	55.6
Other nonoperating income, net	(22.0)	(8.7)	(32.9)	(18.2)
Earnings from continuing operations before income tax expense	457.5	288.1	487.7	369.4
Income tax expense	104.4	62.3	110.2	78.1
Earnings from continuing operations	353.1	225.8	377.5	291.3
Earnings from discontinued operations, net of income tax expense	13.3	—	10.2	—
Consolidated net earnings	366.4	225.8	387.7	291.3
Less: Net (loss) earnings attributable to noncontrolling interests	(0.1)	—	(0.2)	0.2
Net Earnings Attributable to Martin Marietta Materials, Inc.	$366.5	$225.8	$387.9	$291.1

Net Earnings Attributable to Martin Marietta Materials, Inc.
Per Common Share:
Basic from continuing operations	$5.66	$3.62	$6.06	$4.66
Basic from discontinued operations	0.21	—	0.16	—
	$5.87	$3.62	$6.22	$4.66

Diluted from continuing operations	$5.65	$3.61	$6.04	$4.65
Diluted from discontinued operations	0.21	—	0.16	—
	$5.86	$3.61	$6.20	$4.65

Weighted-Average Common Shares Outstanding:
Basic	62.4	62.4	62.4	62.4
Diluted	62.5	62.5	62.6	62.5

Dividends Per Common Share	$0.61	$0.57	$1.22	$1.14

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Total revenues:
Building Materials business:
East Group	$674.5	$635.3	$1,093.3	$1,030.2
West Group	885.5	666.8	1,620.5	1,183.4
Total Building Materials business	1,560.0	1,302.1	2,713.8	2,213.6
Magnesia Specialties	81.7	75.8	158.7	146.7
Total	$1,641.7	$1,377.9	$2,872.5	$2,360.3

Gross profit:
Building Materials business:
East Group	$239.7	$224.3	$295.5	$310.4
West Group	159.4	133.3	242.0	195.2
Total Building Materials business	399.1	357.6	537.5	505.6
Magnesia Specialties	24.5	27.0	50.2	54.4
Corporate	1.6	0.5	(6.4)	(0.2)
Total	$425.2	$385.1	$581.3	$559.8

Selling, general and administrative expenses:
Building Materials business:
East Group	$28.7	$26.3	$57.5	$50.5
West Group	41.7	33.6	83.0	66.9
Total Building Materials business	70.4	59.9	140.5	117.4
Magnesia Specialties	4.0	3.7	8.0	7.4
Corporate	29.7	18.8	52.7	37.4
Total	$104.1	$82.4	$201.2	$162.2

Earnings (Loss) from operations:
Building Materials business:
East Group	$210.6	$197.8	$238.5	$259.5
West Group (1)	274.5	101.8	317.6	133.6
Total Building Materials business	485.1	299.6	556.1	393.1
Magnesia Specialties	20.3	23.1	41.8	46.7
Corporate	(26.8)	(15.2)	(59.5)	(33.0)
Total	$478.6	$307.5	$538.4	$406.8

(1) Includes $151.7 million of nonrecurring gains on divestitures in the second-quarter of 2022.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2021		2022		2021
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials business:
Products and services:
Aggregates	$955.2		$801.8		$1,641.1		$1,374.4
Cement	157.9		116.5		292.2		226.1
Ready mixed concrete	226.1		268.4		516.2		503.7
Asphalt and paving	212.3		135.3		267.1		147.6
Less: Interproduct sales	(102.3)		(96.7)		(190.4)		(169.8)
Products and services	1,449.2		1,225.3		2,526.2		2,082.0
Freight	110.8		76.8		187.6		131.6
Total Building Materials business	1,560.0		1,302.1		2,713.8		2,213.6
Magnesia Specialties:
Products and services	74.6		70.0		145.4		135.2
Freight	7.1		5.8		13.3		11.5
Total Magnesia Specialties	81.7		75.8		158.7		146.7
Consolidated total revenues	$1,641.7		$1,377.9		$2,872.5		$2,360.3

Gross profit (loss):
Building Materials business:
Products and services:
Aggregates	$309.0	32.3%	$273.0	34.0%	$410.9	25.0%	$394.7	28.7%
Cement	51.1	32.4%	36.1	31.0%	78.5	26.9%	51.4	22.7%
Ready mixed concrete	14.3	6.3%	19.1	7.1%	35.4	6.9%	38.6	7.7%
Asphalt and paving	26.4	12.4%	28.7	21.2%	13.1	4.9%	20.4	13.9%
Subtotal	400.8	27.7%	356.9	29.1%	537.9	21.3%	505.1	24.3%
Freight	(1.7)	NM	0.7	NM	(0.4)	NM	0.5	NM
Total Building Materials business	399.1	25.6%	357.6	27.5%	537.5	19.8%	505.6	22.8%
Magnesia Specialties:
Products and services	25.8	34.6%	27.9	39.9%	52.6	36.2%	56.3	41.7%
Freight	(1.3)	NM	(0.9)	NM	(2.4)	NM	(1.9)	NM
Total Magnesia Specialties	24.5	30.0%	27.0	35.6%	50.2	31.6%	54.4	37.1%
Corporate	1.6	NM	0.5	NM	(6.4)	NM	(0.2)	NM
Consolidated gross profit	$425.2	25.9%	$385.1	27.9%	$581.3	20.2%	$559.8	23.7%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	June 30,	December 31,
	2022	2021
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$772.1	$258.4
Restricted cash	—	0.5
Accounts receivable, net	1,026.6	774.0
Inventories, net	835.2	752.6
Current assets held for sale	57.5	102.2
Other current assets	68.9	137.9
Property, plant and equipment, net	6,164.3	6,338.0
Intangible assets, net	4,444.1	4,559.4
Operating lease right-of-use assets, net	402.3	426.7
Noncurrent assets held for sale	388.2	616.9
Other noncurrent assets	383.6	426.4
Total assets	$14,542.8	$14,393.0

LIABILITIES AND EQUITY
Current liabilities held for sale	$5.2	$7.5
Other current liabilities	756.2	745.1
Long-term debt (excluding current maturities)	5,044.3	5,100.8
Noncurrent liabilities held for sale	29.1	53.5
Other noncurrent liabilities	1,935.9	1,948.5
Total equity	6,772.1	6,537.6
Total liabilities and equity	$14,542.8	$14,393.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Six Months Ended
	June 30,
	2022	2021
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$387.7	$291.3
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	256.6	206.5
Stock-based compensation expense	24.5	20.8
Gain on divestitures, sales of assets and extinguishment of debt	(173.9)	(19.2)
Deferred income taxes, net	(32.7)	3.4
Other items, net	(3.4)	(7.3)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(252.6)	(137.8)
Inventories, net	(79.5)	36.9
Accounts payable	68.5	54.7
Other assets and liabilities, net	91.0	(8.1)
Net Cash Provided by Operating Activities	286.2	441.2

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(220.7)	(213.0)
Acquisitions, net of cash acquired	11.0	(653.2)
Proceeds from divestitures and sales of assets	644.4	31.9
Investments in life insurance contracts, net	1.8	11.2
Other investing activities, net	(3.0)	—
Net Cash Provided by (Used for) Investing Activities	433.5	(823.1)

Cash Flows from Financing Activities:
Borrowings of debt	—	400.0
Repayments of debt	(47.7)	(160.0)
Payments on finance lease obligations	(7.3)	(4.3)
Debt issuance costs	—	(0.3)
Distributions to owners of noncontrolling interest	—	(0.5)
Repurchases of common stock	(50.0)	—
Dividends paid	(77.0)	(71.8)
Proceeds from exercise of stock options	0.6	0.8
Shares withheld for employees' income tax obligations	(25.1)	(16.1)
Net Cash (Used for) Provided by Financing Activities	(206.5)	147.8
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	513.2	(234.1)
Cash, Cash Equivalents and Restricted Cash, beginning of period	258.9	304.4
Cash, Cash Equivalents and Restricted Cash, end of period	$772.1	$70.3

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance(1)
East Group	(1.0)%	7.6%	(0.1)%	6.6%
West Group	30.0%	11.6%	31.2%	10.4%
Total aggregates operations(2)	9.3%	8.4%	11.0%	7.2%
Organic aggregates operations(3)	1.8%	8.8%	2.4%	7.7%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Tons in Millions)		(Tons in Millions)
Shipments
East Group	35.0	35.4	58.0	58.1
West Group	22.8	17.5	41.9	31.9
Total aggregates operations(2)	57.8	52.9	99.9	90.0

(1) Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.

(2) Total aggregates operations include acquisitions from the date of acquisition and divestitures through the date of disposal.

(3) Organic aggregates operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period and divestitures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Shipments (in millions)
Aggregates tons - external customers	53.5	48.8		92.1	83.3
Internal aggregates tons used in other product lines	4.3	4.1		7.8	6.7
Total aggregates tons	57.8	52.9	9.3%	99.9	90.0	11.0%

Cement tons - external customers	0.8	0.5		1.4	1.2
Internal cement tons used in other product lines	0.3	0.4		0.7	0.7
Total cement tons	1.1	0.9	19.8%	2.1	1.9	14.9%

Ready mixed concrete - cubic yards	1.8	2.3	(22.6)%	4.2	4.4	(4.9)%

Asphalt tons - external customers	1.9	1.2		2.6	1.3
Internal asphalt tons used in road paving business	0.7	0.6		0.7	0.6
Total asphalt tons	2.6	1.8	40.2%	3.3	1.9	67.4%

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$16.34	$15.07	8.4%	$16.27	$15.17	7.2%
Cement (per ton)	$140.00	$122.11	14.7%	$134.79	$118.80	13.5%
Ready mixed concrete (per cubic yard)	$124.51	$114.27	9.0%	$122.34	$113.25	8.0%
Asphalt (per ton)	$60.54	$48.83	24.0%	$60.93	$48.85	24.7%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Adjusted earnings from operations represents a non-GAAP financial measure and excludes acquisition and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and nonrecurring gains on divestitures. Management presents this measure for investors and analysts to evaluate and forecast the Company’s results, as the impacts of acquisition and integration expenses, selling acquired inventory after its markup to fair value as part of acquisition accounting and gains on divestitures are nonrecurring.

Reconciliation of Consolidated Earnings from Operations in Accordance with GAAP to Adjusted Consolidated Earnings from Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Consolidated earnings from operations in accordance with GAAP	$478.6	$307.5	$538.4	$406.8
Add back (Deduct):
Acquisition and integration expenses	2.9	9.3	4.3	10.6
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	7.6	—	7.6
Gain on divestiture	(151.7)	—	(151.7)	—
Adjusted consolidated earnings from operations	$329.8	$324.4	$391.0	$425.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition and integration expenses; an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and nonrecurring gains on divestitures (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$353.2	$225.8	$377.7	$291.1
Add back (Deduct):
Interest expense, net of interest income	42.2	28.2	82.7	55.5
Income tax expense for controlling interests	104.4	62.2	110.2	78.1
Depreciation, depletion and amortization and earnings/loss from nonconsolidated equity affiliates	127.3	106.1	252.3	201.9
Acquisition and integration expenses	2.9	9.3	4.3	10.6
Impact of selling acquired inventory after markup to fair value as a part of acquisition accounting	—	7.6	—	7.6
Gain on divestiture	(151.7)	—	(151.7)	—
Adjusted EBITDA	$478.3	$439.2	$675.5	$644.8

Reconciliation of the GAAP Measure to 2022 Adjusted EBITDA Guidance Range

	Low Point of Range	High Point of Range
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta (1)	$780.0	$870.0
Add back:
Interest expense, net of interest income	160.0	165.0
Income tax expense for controlling interests	225.0	200.0
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	505.0	515.0
Adjusted EBITDA	$1,670.0	$1,750.0

(1) Excludes nonrecurring gains on divestitures.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted earnings per diluted share represents a non-GAAP financial measure and excludes acquisition and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and nonrecurring gains on divestitures. Management presents this measure for investors and analysts to evaluate and forecast the Company’s results, as the impacts of acquisition and integration expenses, selling acquired inventory after its markup to fair value as part of acquisition accounting and gains on divestitures are nonrecurring.

Reconciliation of Earnings Per Diluted Share in Accordance with GAAP to Adjusted Earnings Per Diluted Share

	Three Months Ended June 30, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$5.65
Impact of acquisition and integration expenses	$2.9	$(0.6)	$2.3	0.04
Impact of gain on divestiture	$(151.7)	$43.6	$(108.1)	(1.73)
Adjusted earnings per diluted share from continuing operations				$3.96

	Three Months Ended June 30, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$3.61
Impact of acquisition and integration expenses	$9.3	$(2.2)	$7.1	0.11
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$7.6	$(1.9)	$5.7	0.09
Adjusted earnings per diluted share from continuing operations				$3.81

	Six Months Ended June 30, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$6.04
Impact of acquisition and integration expenses	$4.3	$(0.9)	$3.4	0.05
Impact of gain on divestiture	$(151.7)	$43.6	$(108.1)	(1.73)
Adjusted earnings per diluted share from continuing operations				$4.36

	Six Months Ended June 30, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$4.65
Impact of acquisition and integration expenses	$10.6	$(2.4)	$8.2	0.13
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$7.6	$(1.9)	$5.7	0.09
Adjusted earnings per diluted share from continuing operations				$4.87

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Organic East Group - Aggregates:
Reported average selling price	$16.79	$15.59	$16.91	$15.86
Adjustment for favorable impact of product, geographic and other mix	(0.08)		(0.06)
Mix-adjusted ASP	$16.71		$16.85

Reported average selling price variance	7.6%		6.6%
Mix-adjusted ASP variance	7.1%		6.3%

Organic West Group - Aggregates:
Reported average selling price	$15.67	$14.03	$15.37	$13.93
Adjustment for favorable impact of product, geographic and other mix	(0.47)		(0.45)
Mix-adjusted ASP	$15.20		$14.92

Reported average selling price variance	11.7%		10.3%
Mix-adjusted ASP variance	8.3%		7.1%

Total Organic Aggregates:
Reported average selling price	$16.40	$15.07	$16.34	$15.17
Adjustment for favorable impact of product, geographic and other mix	(0.20)		(0.18)
Mix-adjusted ASP	$16.20		$16.16

Reported average selling price variance	8.8%		7.7%
Mix-adjusted ASP variance	7.5%		6.5%

Cement:
Reported average selling price	$140.00	$122.11	$134.79	$118.80
Adjustment for favorable impact of product, geographic and other mix	(2.67)		(2.04)
Mix-adjusted ASP	$137.33		$132.75

Reported average selling price variance	14.7%		13.5%
Mix-adjusted ASP variance	12.5%		11.7%

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